                                  EXHIBIT 4.6
                                  -----------

                                    WARRANT

No.   96-001                                                Warrant to Purchase
   -------------

  January 28, 1996                                            50,000     Shares
- ------------------                                        -------------
Date of Issuance


                                PURCHASE WARRANT

                           FOR THE PURCHASE OF COMMON

                  SHARES OF THE PAR VALUE OF $.01 PER SHARE OF

                               SSE TELECOM, INC.



VOID AFTER 5:00 P.M.,    January 28, 1999        .
                      ---------------------------

     SSE Telecom, Inc., hereinafter called the "Corporation," a Delaware corporation, hereby certifies that, for value received,
               *** Fairchild Data Corporation ***
- -------------------------------------------------------------------------------
                 *** a Delaware corporation ***                               ,
- -------------------------------------------------------------------------------
or registered assigns, is entitled, subject to the conditions set forth herein,
and solely between 9:00 A.M.,      January      28, 1996 and 5:00 P.M.,
                              --------------------    --
January  28,  1999               , to purchase, in whole or in part, that
- ---------------------------------
certain number of fully paid and nonassessable shares set forth above of Common Shares, of the par value of $.01 per share, hereinafter called the Common Shares of the Corporation (subject to adjustment as set forth below), from the
Corporation at a purchase price of    $11.09     per share (subject to
                                   -------------
adjustment as set forth below), and to receive a certificate or certificates for the Common Shares so purchased, upon presentment and surrender to the Corporation of this Warrant, with the form of subscription duly executed and accompanied by payment of the purchase price for each share purchased either in cash or by certified or bank cashier's check payable to the order of the Corporation.

     NEITHER THIS WARRANT NOR THE COMMON SHARES ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE FEDERAL SECURITIES LAWS OR THE SECURITIES LAWS OF ANY STATE, AND NEITHER THIS WARRANT NOR ANY COMMON SHARES ACQUIRED ON EXERCISE OF THIS WARRANT, MAY BE TRANSFERRED, HYPOTHECATED, SOLD OR ASSIGNED, EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS.

     The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof, in whole or in part, at any time within the stated period of validity, provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a share of Common Shares. Exercise of the Warrant, in whole or in part, shall be by means of the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Corporation) at the office of the Corporation, and upon payment to it by certified or official bank check or checks of the purchase price of the Common Shares purchased. The Corporation agrees that the Common Shares so purchased shall be deemed to be issued to the registered holder hereof on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid. The certificates for such shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding five (5) business days, after Warrants evidenced hereby shall have been so exercised.

     Instead of any fractional Common Shares which would otherwise be issuable upon exercise of the Warrants evidenced hereby (or portion hereof), the Corporation shall pay a cash adjustment in respect of such fractional Common Share in an amount equal to the same fraction of the then current fair value of a Common Share, as determined in good faith by the Board of Directors of the Corporation. In case of the purchase of less than all the shares purchasable under this Warrant, the Corporation shall (without charge) cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

     The Corporation agrees at all times to reserve or hold available a sufficient number of Common Shares solely to cover the number of shares issuable upon the exercise of this Warrant. The Corporation shall not take any action which results in any adjustment of the exercise price hereunder if the total number of Common Shares issued and issuable after such action upon exercise of the Warrants evidenced hereby would exceed the total number of Common Shares authorized by the Certificate of Incorporation of the Corporation.

     This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

     This Warrant is exchangeable upon the surrender hereof by the registered owner to the Corporation for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the registered owner at the time of such surrender.

     The issuance of this Warrant is subject to the following further terms and conditions:

     1. If at any time or from time to time the Corporation shall by subdivision, consolidation, reclassification of shares, dividend payable in Common Shares, stock split, or otherwise, change as a whole the outstanding Common Shares into a different number or class of shares, the number and class of shares so changed shall, for the purposes of this Warrant and the terms and conditions hereof, replace the shares outstanding immediately prior to such change, and the Warrant purchase price in effect, and the number of shares purchasable under this Purchase Warrant, immediately prior to the date upon which such change shall become effective, shall be proportionately adjusted.

     2. If at any time while this Warrant is outstanding the Corporation shall consolidate with or merge into another corporation, the holder hereof shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Shares purchasable hereunder immediately prior to the date upon which such consolidation or merger shall become effective, the securities or property to which a holder of one share of Common Shares would have been entitled upon such consolidation or merger, without any change in, or payment in addition to, the Warrant purchase price in effect immediately prior to such merger or consolidation, and the Corporation shall take such steps in connection with such consolidation or merger as may be necessary to assure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Corporation shall not effect any such consolidation or merger unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting therefrom shall assume by written instrument executed and mailed to the registered holder hereof at the address of such holder shown on the books of the Corporation, the obligation to deliver to such holder such securities or property as in accordance with the foregoing provisions such holder shall be entitled to purchase. A sale of all or substantially all of the assets of the Corporation for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the forgoing purposes. The foregoing provisions of this Section 2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     3. Upon the happening of any event requiring an adjustment of the Warrant purchase price hereunder or the number of Common Shares purchasable hereunder, the Corporation shall forthwith give written notice thereof to the registered holder of this Warrant stating the adjusted Warrant purchase price and/or the adjusted number of Common Shares purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Board of Directors of the Corporation, in good faith, shall determine the computation made hereunder. In case any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation shall at any time be proposed, the Corporation shall give at least 30 days' prior written notice thereof to the registered holder hereof stating the date on which such event is to take place and the date (which shall be at least 30 days after the giving of such notice) as of which the holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such dissolution, liquidation, or winding up (on which date, in the event such dissolution, liquidation, or winding up shall actually take place, this Warrant and all rights with respect hereto shall terminate). Notices pursuant to this paragraph shall be given by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder appearing in the records of the Corporation.

     4. For the purposes of the foregoing paragraphs (1) through (3), the term "Common Shares" shall include the aggregate number of shares that the Corporation, by its Certificate of Incorporation, as from time to time amended, is authorized to issue, which are not limited to a fixed sum or percentage of the par value in respect of the rights of the holders thereof to participate in dividends or in distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

     5. Upon issuance, the Common Shares issuable hereunder shall be subject to the registration rights set forth in the Registration Rights Agreement dated this date between Fairchild Data Corporation and the Corporation, to the same extent as if the provisions of said Agreement were reproduced in their entirety in this Warrant Certificate.

     6. Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation if this Warrant Certificate, if mutilated, the Corporation will make and deliver to the registered holder a new Warrant Certificate, of like tenor, in lieu of this Warrant Certificate.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by the signatures of its duly authorized officers and the corporate seal hereunto affixed.


Dated:   January 28, 1996
      ----------------------


                              SSE TELECOM, INC.



                              By: /s/  Daniel E. Moore
                                 ---------------------------------
                                 Executive Vice President

ATTEST:
[Corporate Seal]



/s/  G. Donald Markle
- ---------------------------------
Secretary



                              FORM OF SUBSCRIPTION
                              --------------------


     The undersigned hereby irrevocably subscribes for __________ shares of your Common Shares pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment of
__________________________________________________________________

($____________________) therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below and, if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below:

Dated:___________________


                         Signed:________________________________


                         Address:_______________________________

                                 _______________________________

                                  ______________________________